Exhibit 23.4


                      CONSENT OF HOPPER SOLIDAY & CO., INC.


     We hereby consent to the inclusion of our updated opinion letter, dated November 12, 1998, to the Board of Directors of Northern Lehigh Bancorp, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Harleysville National Corporation North, Inc., a subsidiary of Harleysville National Corporation ("HNC"), contained in HNC's Registration Statement on Form S-4, and to the references to our firm and such opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                                                 /s/ Hopper Soliday & Co., Inc.
                                                 ------------------------------
November 12, 1998                                Hopper Soliday & Co., Inc.
Lancaster, Pennsylvania